UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 13, 2012 (August 13, 2012)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 7, 2012, we received a Purchase Order from Fuel Emulsions International Inc. to acquire 2 NPU-60 Diesel Emulsion units at a unit price of $550,000 each for a total of $1,100,000 and 2 NPU-60 (#6) Emulsion units at a unit price of $600,000 per until for a total of $1,200,000.  The total amount of the Purchase Order was $2,300,000.  Terms of the payment are a letter of credit.  Fuel Emulsions International Inc. is located 5201 Blue Lagoon Drive, 9th Floor, Miami, Florida 33126.  The telephone number is 305-251-5899 and the contact person is Phillip Brown.

ITEM 7.01                     REGULATION FD DISCLOSURE.

On August 13, 2012, we issued a press release to announce that we have received a purchase order from FUEL Emulsions International Inc. (FEI) (http://www.fuelemulsions.com) for two (2) NPU-60’s Diesel, and two (2) NPU-60 HFO.  This order, which includes eight (8) containers of our proprietary additive, represents a combined purchase of $2,540,000.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press release dated August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of August, 2012.

ECOLOCAP SOLUTIONS INC.

BY:	MICHAEL SIEGEL
Michael Siegel
Principal Executive Officer and a member of the Board of Directors